SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 14, 2008

CIGNA Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-08323 (Commission File Number)	06-1059331 (IRS Employer Identification No.)

Two Liberty Place, 1601 Chestnut Street
Philadelphia, Pennsylvania 19192
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:

(215) 761-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 14, 2008, CIGNA Corporation (the “Company”) entered into a new commercial paper program (the “Program”) to issue unsecured commercial paper notes (the “Notes”) up to a maximum of $500,000,000.  Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. will each act as a dealer under the Program (collectively the “Dealers”) pursuant to the terms and conditions of their respective Dealer Agreements with the Company (each, a “Dealer Agreement”).  JPMorgan Chase Bank, N.A, will act as issuing and paying agent under the Program.   The Dealer Agreements contains customary representations, warranties, covenants and indemnification provisions and provide the terms under which the Dealers will either purchase from the Company or arrange for the sale by the Company of Notes pursuant to an exemption from federal and state securities laws.

Under the Program, the Company may issue the Notes from time to time, and the proceeds of the commercial paper financing will be used for general corporate purposes, including working capital, capital expenditures, acquisitions and share repurchases.  The maturities of the Notes will vary, but may not exceed 397 days from the date of issue. The Notes will be sold under customary terms in the commercial paper market and bear varying interest rates on a fixed or floating basis at the option of the Company.  The Program is backstopped by the Company’s second amended and restated revolving credit and letter of credit agreement dated as of  June 19, 2007 (the “Credit Agreement”).  The Program will not increase the Company’s overall debt as amounts issued under the Program will decrease the amount available to the Company under the Credit Agreement.  Amounts available under the Program may be reborrowed.  If at any time funds are not available on favorable terms under the Program, the Company may resort to the Credit Agreement for funding.

The Dealers and the issuing and paying agent and their affiliates have provided and may provide, various investment banking, other commercial banking and financial advisory services to CIGNA for which they have received, and may in the future receive, customary fees.

A copy of each Dealer Agreement is attached to this report as Exhibit 10.1 and 10.2, respectively, and each is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.1	Commercial Paper Dealer Agreement between CIGNA Corporation and Goldman, Sachs & Co., dated as of March 14, 2008.

10.2	Commercial Paper Dealer Agreement between CIGNA Corporation and J.P. Morgan Securities, Inc., dated as of March 14, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIGNA CORPORATION

Date: March 17, 2008	By:	/s/ Nicole S. Jones
Name: Nicole S. Jones
Title: Corporate Secretary and Vice President, Corporate and Financial Law